                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549





                                     FORM 8-K/A-1





                                    Current Report

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


                  Date of Report (Date of Earliest Event Reported):
                                    June 17, 1996



                           MAVERICK RESTAURANT CORPORATION
                             (Exact Name of Registrant as
                              Specified in its Charter)


                                       0-12145
                               (Commission File Number)

             Kansas                                               48-0936946
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)


                                      Suite 200
                                 302 North Rock Road
                                Wichita, Kansas  67206

                                    (316) 685-8281
                            (Registrant's Telephone Number
                                 Including Area Code)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

A)  FINANCIAL STATEMENTS OF HOMESTEAD WEST, INC.

         Independent Auditors' Report
         Combined Balance Sheets
         Combined Statements of Operations
         Combined Statements of Stockholders' Equity (Deficit)
         Combined Statements of Cash Flows
         Notes to Combined Financial Statements

B)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Balance Sheet as of April 28, 1996
         Pro Forma Statement of Operations for the year ended
         January 28, 1996 (Unaudited)
         Pro Forma Statement of Operations for the three month
          period ended April 28, 1996 (Unaudited)
         Notes to Pro Forma Financial Statements

C)  EXHIBITS

    EXHIBIT NO.                   DESCRIPTION
    -----------                   -----------

    10.1 Asset Purchase Agreement dated June 14, 1996 between Homestead West, Inc., Amagril, Inc. and the Company. (previously filed)

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MAVERICK RESTAURANT CORPORATION

Date:  January 3, 1997                 By:    /s/ Linn F. Hohl
     ---------------------                 ---------------------------
                                       Linn F. Hohl, Vice President of
                                       Finance

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                            Index to Financial Statements



                                                                   Page
                                                                   ----

Independent Auditors' Report                                        F-2


Combined Balance Sheets                                             F-3


Combined Statements of Operations                                   F-4


Combined Statements of Stockholders' Equity (Deficit)               F-5


Combined Statements of Cash Flows                                   F-6


Notes to Combined Financial Statements                              F-7

                             INDEPENDENT AUDITORS' REPORT



The Boards of Directors
Homestead West, Inc. and Amagril, Inc.:

We have audited the accompanying combined balance sheets of Homestead West, Inc. and Amagril, Inc. as of December 31, 1995 and December 25, 1994, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Homestead West, Inc. and Amagril, Inc. as of December 31, 1995 and December 25, 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Wichita, Kansas
October 18, 1996

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                               Combined Balance Sheets

               March 24, 1996, December 31, 1995 and December 25, 1994


                                                                              March 24,
                                         Assets                                 1996          1995        1994
                                         ------                                 ----          ----        ----
                                                                             (Unaudited)
Current assets:
  Cash                                                                      $   178,879     220,341     182,505
  Accounts receivable                                                            21,488      11,292       6,733
  Inventory                                                                     100,369      97,140      94,178
  Prepaid expenses                                                               34,384      10,445      27,973
                                                                              ---------   ---------   ---------
         Total current assets                                                   335,120     339,218     311,389

Property and equipment, net                                                   1,027,106   1,010,442     497,065
Other assets                                                                     19,500      19,500      12,450
                                                                              ---------   ---------   ---------

                                                                            $ 1,381,726   1,369,160     820,904
                                                                              ---------   ---------   ---------
                                                                              ---------   ---------   ---------


                       Liabilities and Stockholders' Equity (Deficit)
                       ----------------------------------------------

Current liabilities:
  Notes payable                                                             $   591,274     345,000     425,000
  Current portion of long-term debt                                              95,359      96,249           -
  Accounts payable                                                              417,854     378,146     299,429
  Accrued liabilities                                                           218,683     253,718     278,199
                                                                              ---------   ---------   ---------
         Total current liabilities                                            1,323,170   1,073,113   1,002,628

Long-term debt, less current portion                                            279,042     295,714           -
                                                                              ---------   ---------   ---------
         Total liabilities                                                    1,602,212   1,368,827   1,002,628
                                                                              ---------   ---------   ---------

Stockholders' equity (deficit):
  Common stock:
    $1 par value.  Authorized 100 shares; issued and outstanding
      100 shares                                                                    100         100         100
    No par value.  Authorized 1,000 shares; issued and outstand-
      ing 20 shares                                                                 200         200           -
  Additional paid-in capital                                                    252,538     240,186     270,186
  Accumulated deficit                                                           (68,949)   (120,153)   (302,010)
  Treasury stock, 27, 4 and 5 shares of common stock, at cost, as of
    March 24, 1996, December 31, 1995 and December 25, 1994,
    respectively                                                               (404,375)   (120,000)   (150,000)
                                                                              ---------   ---------   ---------
         Total stockholders' equity (deficit)                                  (220,486)        333    (181,724)

Commitments
                                                                              ---------   ---------   ---------

                                                                            $ 1,381,726   1,369,160     820,904
                                                                              ---------   ---------   ---------
                                                                              ---------   ---------   ---------


See accompanying notes to combined financial statements.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                          Combined Statements of Operations

           Fifty-Three Weeks Ended December 31, 1995, Fifty-Two Weeks Ended
            December 25, 1994 and Fifty-Two Weeks Ended December 26, 1993 and the Thirteen Weeks Ended March 24, 1996 and March 19, 1995


                                             Thirteen Weeks Ended
                                             ---------------------
                                             March 24,   March 19,
                                               1996         1995        1995        1994        1993
                                               ----         ----        ----        ----        ----
                                            (Unaudited) (Unaudited)
Net sales                                  $ 1,444,624   1,144,127   5,444,612   4,731,628   4,522,736
                                             ---------   ---------   ---------   ---------   ---------

Costs and expenses:
  Cost of sales                                532,793     399,450   2,015,677   1,761,320   1,699,943
  Restaurant operating expenses                739,974     552,620   2,808,664   2,359,383   2,208,372
  General and administrative expenses           19,349      35,956     151,931     107,863     105,854
  Depreciation                                  50,469      28,192     112,270      60,400      25,111
                                             ---------   ---------   ---------   ---------   ---------
        Total costs and expenses             1,342,585   1,016,218   5,088,542   4,288,966   4,039,280
                                             ---------   ---------   ---------   ---------   ---------

        Operating income                       102,039     127,909     356,070     442,662     483,456
                                             ---------   ---------   ---------   ---------   ---------

Other income (expense):
  Interest expense                             (21,290)     (9,727)    (50,013)    (16,293)        (15)
  Interest income                                  455         273       1,516       1,517       3,387
  Loss on sale of property and equipment             -           -           -     (28,149)          -
  Other                                              -           -       9,978       2,335       4,842
                                             ---------   ---------   ---------   ---------   ---------
        Total other income (expense)           (20,835)     (9,454)    (38,519)    (40,590)      8,214
                                             ---------   ---------   ---------   ---------   ---------

        Net earnings                        $   81,204     118,455     317,551     402,072     491,670
                                             ---------   ---------   ---------   ---------   ---------
                                             ---------   ---------   ---------   ---------   ---------


See accompanying notes to combined financial statements.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                Combined Statements of Stockholders' Equity (Deficit)

           Fifty-Three Weeks Ended December 31, 1995, Fifty-Two Weeks Ended
            December 25, 1994 and Fifty-Two Weeks Ended December 26, 1993
                     and the Thirteen Weeks Ended March 24, 1996



                                                        Additional    Retained
                                                Common    Paid-In     Earnings    Treasury
                                                 Stock    Capital     (Deficit)    Stock        Total
                                                 -----    -------      -------     -----        -----
Balance, December 27, 1992                    $    100     186,677      76,530    (150,000)    113,307
Net earnings                                         -           -     491,670           -     491,670
Distributions to stockholders                        -           -    (525,000)          -    (525,000)
Contributed capital                                  -      53,509           -           -      53,509
                                                ------     -------     -------     -------     -------

Balance, December 26, 1993                         100     240,186      43,200    (150,000)    133,486
Net earnings                                         -           -     402,072           -     402,072
Distributions to stockholders                        -           -    (747,282)          -    (747,282)
Stock compensation                                   -      30,000           -           -      30,000
                                                ------     -------     -------     -------     -------

Balance, December 25, 1994                         100     270,186    (302,010)   (150,000)   (181,724)
Net earnings                                         -           -     317,551           -     317,551
Distributions to stockholders                        -           -    (135,694)          -    (135,694)
Issuance of common stock                           200           -           -           -         200
Issuance of treasury stock                           -     (30,000)          -      30,000           -
                                                ------     -------     -------     -------     -------

Balance, December 31, 1995                         300     240,186    (120,153)   (120,000)        333
Net earnings (unaudited)                             -           -      81,204           -      81,204
Distributions to stockholders (unaudited)            -           -     (30,000)          -     (30,000)
Contributed capital (unaudited)                      -      12,352           -           -      12,352
Acquisitions of treasury stock (unaudited)           -           -           -    (284,375)   (284,375)
                                                ------     -------     -------     -------     -------

Balance, March 24, 1996 (unaudited)           $    300     252,538     (68,949)   (404,375)   (220,486)
                                                ------     -------     -------     -------     -------
                                                ------     -------     -------     -------     -------

See accompanying notes to combined financial statements.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                          Combined Statements of Cash Flows

           Fifty-Three Weeks Ended December 31, 1995, Fifty-Two Weeks Ended
            December 25, 1994 and Fifty-Two Weeks Ended December 26, 1993 and the Thirteen Weeks Ended March 24, 1996 and March 19, 1995


                                                         Thirteen Weeks Ended
                                                         ---------------------
                                                         March 24,   March 19,
                                                           1996        1995          1995        1994        1993
                                                           ----        ----          ----        ----        ----
                                                        (Unaudited) (Unaudited)
Cash flows from operating activities:
  Net earnings                                          $   81,204     118,455     317,551     402,072     491,670
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation                                            50,469      28,192     112,270      60,400      25,111
    Loss on sale of property and equipment                       -           -           -      28,149           -
    Noncash stock compensation expense                           -           -           -      30,000           -
    Increase (decrease) in cash resulting from
     changes in:
      Inventory                                             (3,229)     12,696      (2,962)    (27,772)      7,605
      Accounts receivable                                  (10,196)      2,456      (4,559)       (152)     10,140
      Prepaid expenses and other assets                    (23,939)      4,590      10,478     (17,659)     12,828
      Accounts payable                                      39,708     (21,754)     15,423      79,542     (34,070)
      Accrued liabilities                                  (35,035)    (92,210)    (24,481)     34,416     (26,835)
                                                           -------     -------     -------     -------     -------
         Net cash provided by operating activities          98,982      52,425     423,720     588,996     486,449
                                                           -------     -------     -------     -------     -------

Cash flows from investing activities:
  Additions to property and equipment                      (67,133)    (87,920)   (562,353)   (295,103)    (65,137)
  Proceeds from sale of property, plant and equipment            -           -           -      11,210           -
                                                           -------     -------     -------     -------     -------
         Net cash used in investing activities             (67,133)    (87,920)   (562,353)   (283,893)    (65,137)
                                                           -------     -------     -------     -------     -------

Cash flows from financing activities:
  Proceeds from issuance of notes payable and long-
    term debt                                              246,274           -     400,000     425,000           -
  Principal payments on notes payable and long-term
    debt                                                   (17,562)    (10,000)    (88,037)          -           -
  Distributions to stockholders                            (30,000)    (20,210)   (135,694)   (747,282)   (525,000)
  Contributed capital                                       12,352       9,727           -           -      53,509
  Acquisition of treasury stock                           (284,375)          -           -           -           -
  Proceeds from issuance of common stock                         -           -         200           -           -
                                                           -------     -------     -------     -------     -------
         Net cash provided by (used in) financing
           activities                                      (73,311)    (20,483)    176,469    (322,282)   (471,491)
                                                           -------     -------     -------     -------     -------

         Net increase (decrease) in cash                   (41,462)    (55,978)     37,836     (17,179)    (50,179)

Cash at beginning of period                                220,341     182,505     182,505     199,684     249,863
                                                           -------     -------     -------     -------     -------

Cash at end of period                                   $  178,879     126,527     220,341     182,505     199,684
                                                           -------     -------     -------     -------     -------
                                                           -------     -------     -------     -------     -------


See accompanying notes to combined financial statements.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

                        Notes to Combined Financial Statements

                       December 31, 1995 and December 25, 1994


(1) ORGANIZATION AND OPERATIONS
    The combined entity is comprised of Homestead West, Inc. (Homestead) and Amagril, Inc. (Amagril) and such entities are collectively referred to as the Company. Homestead was incorporated in 1982 and owns and operates three steakhouse restaurants located in Kansas. The steakhouses operate under the Amarillo Grill concept which specializes in mesquite-grilled steaks. Homestead also operated Charlie Tango's (formerly Magnolia Cafe), a one-unit cajun style restaurant concept that closed in 1995. Amagril was incorporated in 1995 and owns and operates one Amarillo Grill steakhouse located in Hutchinson, Kansas. Amagril is owned 50% by Homestead and 20% by a significant stockholder of Homestead as of December 31, 1995.

    In March 1996, Homestead acquired all of the remaining outstanding stock of Amagril and, accordingly, Amagril became a wholly-owned subsidiary of Homestead. In June 1996, the assets related to the four Amarillo Grill steakhouses were acquired by Maverick Restaurant Corporation (Maverick) pursuant to an Asset Purchase Agreement. Due to the fact the business assets acquired by Maverick excluded Charlie Tango's, the accompanying financial statements do not include any of the accounts or operations of Charlie Tango's.

    Intercompany amounts due from or due to Charlie Tango's have been reflected as distributions to or contributed capital from stockholders in the accompanying statements of stockholders' equity (deficit).

    The accompanying financial statements are presented on a combined basis due to the common management and ownership of Homestead and Amagril, and the fact assets from both entities were purchased by Maverick in the aforementioned business acquisition.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (a)  FISCAL YEAR
         The Company operates on a 52/53-week fiscal year ending on the last Sunday of December.

    (b)  INVENTORIES
         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    (c)  PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term, including renewal periods when the Company intends to exercise renewal options, or the estimated useful life of the asset.

    (d)  INCOME TAXES
         Homestead operates as an S corporation. As a result, income tax expense or benefit was not recorded in the accompanying financial statements as Homestead's results of operations were reported to its stockholders for inclusion in their individual income tax returns.

         Amagril operates as a C corporation. Deferred income taxes are recognized for all temporary differences between the tax and financial reporting bases of Amagril's assets and liabilities and operating loss carryforwards based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    (e)  STATEMENTS OF CASH FLOWS
         Noncash investing activities during 1995 and 1994 included:

                                                                          1995           1994
                                                                          ----           ----
         Property and equipment additions included in accounts
           payable                                                    $ 166,052        102,758
                                                                      ---------      ---------
                                                                      ---------      ---------


         Cash paid during the years for interest is as follows: 1995 - $43,672; 1994 - $8,223 and 1993 - $-0-.

    (f)  PREOPENING COSTS
         Restaurant preopening costs are charged to operations as incurred.

    (g)  USE OF ESTIMATES
         The preparation of financial statements in accordance with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    (h)  INTERIM FINANCIAL DATA (UNAUDITED)
         The accompanying balance sheet as of March 24, 1996 and the accompanying statements of operations, stockholders' equity (deficit) and cash flows for the thirteen weeks ended March 24, 1996 and March 19, 1995 have been prepared by the Company without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation for such periods have been made. Results for interim periods should not be considered as indicative of results for a full year.

         Footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted herein with respect to the interim financial data. The interim information herein should be read in conjunction with the annual financial information presented herein.

(3) PROPERTY AND EQUIPMENT
         A summary of property and equipment and accumulated depreciation and amortization as of December 31, 1995 and December 25, 1994 is as follows:

                                                          1995          1994
                                                          ----          ----

    Equipment                                        $ 1,070,441      624,817
    Leasehold improvements                               271,859       90,719
                                                      ----------    ---------
                                                       1,342,300      715,536
    Less accumulated depreciation and amortization      (331,858)    (218,471)
                                                      ----------    ---------

            Net property and equipment               $ 1,010,442      497,065
                                                      ----------    ---------
                                                      ----------    ---------

(4) LEASES
    The Company leases its restaurant facilities under noncancelable operating leases. These leases generally contain renewal options and require the Company to pay executory costs such as maintenance and insurance. Rent expense for operating leases aggregated $247,926; $299,875 and $310,196 for the years ended December 31, 1995, December 25, 1994 and December 26, 1993, respectively, which includes percentage rent expense of $47,203; $98,340 and $101,088, respectively.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

(4) LEASES, CONTINUED
    Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 1995 are:

    Year ending on the last Sunday of December:
         1996                                          $ 248,200
         1997                                            267,550
         1998                                            243,800
         1999                                            149,775
         2000                                             26,400
         Thereafter                                        6,600
                                                         -------

              Total minimum lease payments             $ 942,325
                                                         -------
                                                         -------

(5) NOTES PAYABLE AND LONG-TERM DEBT
    Notes payable at December 31, 1995 consist of two unsecured notes due to a bank maturing February 13, 1996 and March 27, 1996, respectively. The notes bear interest at prime rate less .5% (8.25% at December 31, 1995). Notes payable at December 25, 1994 included two unsecured short-term notes due to a bank bearing interest at prime rate. Interest-only payments are due monthly with principal due at maturity.

    Long-term debt at December 31, 1995 consists of the following:

    Unsecured note payable to a bank, due in monthly installments of of $1,866 including interest at a fixed rate of 9.0% through
      November 1999                                                   $  73,734
    Note payable to a bank, due in monthly installments of $6,771 plus interest at prime plus .75% (9.25% at December 31, 1995)
      through November 1999; secured by inventory, equipment and leasehold improvements as well as personal guarantees of
      certain stockholders                                              318,229
                                                                      ----------
            Total long-term debt                                        391,963

    Less current portion of long-term debt                               96,249
                                                                      ----------

    Long-term debt, less current portion                              $ 295,714
                                                                      ----------
                                                                      ----------

    The aggregate maturities of long-term debt subsequent to December 31, 1995 are as follows: 1996 - $96,249; 1997 - $99,081; 1998 - $100,754 and 1999 -
    $95,879.

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

(6) INCOME TAXES
    As described in note 2, Amagril operates as a C corporation. As of December 31, 1995, Amagril has a net operating loss carryforward of approximately $20,000 for income tax purposes which, if not used, will expire in 2010. Amagril also has $5,803 of contribution carryover.

    Actual income tax expense differs from the "expected" tax expense computed by applying the U.S. Federal corporate tax rate of 34% to earnings before income taxes for the year ended December 31, 1995 as follows:

    Computed expected tax expense                               $     107,967
    S corporation earnings allocated to stockholders                 (141,024)
    Surtax exemption                                                   14,584
    Valuation allowance                                                18,056
    Other                                                                 417
                                                                 ------------

                                                                $           -
                                                                 ------------
                                                                 ------------

    The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1995 are presented below:

    Deferred tax assets:
         Net operating loss and contribution carryforwards      $       4,834
         Preopening costs capitalized for tax purposes                 12,162
         Other                                                          1,060
                                                                 ------------
              Total gross deferred tax assets                          18,056
              Less valuation allowance                                (18,056)
                                                                 ------------

              Net deferred tax asset                             $          -
                                                                 ------------
                                                                 ------------

                        HOMESTEAD WEST, INC. AND AMAGRIL, INC.

(7) FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Company has determined the fair value of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of variable rate debt instruments, including the short-term notes payable and certain long-term debt, approximate their fair value because the interest rates on these instruments change with market interest rates. The carrying amounts of fixed-rate long-term debt (including current portions thereof) approximate fair value based upon interest rates available to the Company for issuance of similar debt with similar terms and maturities. For all other financial instruments including cash, accounts receivable and accounts payable, the carrying amounts approximate fair value because of the short maturity of these instruments.

                           MAVERICK RESTAURANT CORPORATION

                      PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


The following pro forma balance sheet presents the balance sheet of the Company as of April 28, 1996 as if the acquisition of the assets of combined entity Homestead West, Inc. and Amagril, Inc. had occurred as of April 28, 1996. The following pro forma statements of operations present the results of operations of Maverick Restaurant Corporation (the Company) for the year ended January 28, 1996 and for the three-month period ended April 28, 1996 as if the acquisition of the combined entity Homestead West, Inc. and Amagril, Inc. had occurred as of February 1, 1995. The historical combined balance sheet information of Homestead West, Inc. and Amagril, Inc. included in the pro forma balance sheet is as of March 24, 1996. The historical combined statement of operations information of Homestead West, Inc. and Amagril, Inc. included in the pro forma statements of operations is for the fifty-three weeks ended December 31, 1995 and thirteen weeks ended March 24, 1996. The acquisition of the assets of combined entity Homestead West, Inc. and Amagril, Inc. by the Company has been accounted for by the purchase method of accounting. The pro forma financial information should be read in conjunction with the related historical financial information of the Company included in its Annual Report on Form 10-K for the fiscal year ended January 28, 1996 and its Quarterly Report on Form 10-Q for the quarter ended April 28, 1996, and Homestead West, Inc. and Amagril, Inc. included elsewhere herein. The unaudited pro forma balance sheet and statement of operations do not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the aforementioned dates, or to project the Company's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. These adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of the Company.

                           MAVERICK RESTAURANT CORPORATION

                         PRO FORMA BALANCE SHEET (UNAUDITED)

                                    April 28, 1996




                                                          Historical
                                                -----------------------------
                                                                  Homestead
                                                  Maverick          West,
                                                 Restaurant       Inc. and           Pro Forma
                                                Corporation     Amagril, Inc.       Adjustments         Pro Forma
                                                -----------     -------------       -----------         ---------
Current assets:
    Cash                                       $    170,182           178,879          (174,879)          174,182
    Accounts receivable                              19,868            21,488           (21,488)           19,868
    Inventories                                     122,854           100,369           (16,854)          206,369
    Prepaid expenses                                 66,489            34,384           (34,384)           66,489
                                                -----------       -----------       -----------       -----------
           Total current assets                     379,393           335,120          (247,605)(a)       466,908

Property and equipment, net                       4,393,710         1,027,106          (217,106)(b)     5,203,710
Goodwill, net                                       198,425                 -           902,485 (c)     1,100,910
License fees, net                                   100,147                 -                 -           100,147
Deposits and other assets                             6,054            19,500           (19,500)(a)         6,054
                                                -----------       -----------       -----------       -----------

           Total assets                        $  5,077,729         1,381,726           418,274         6,877,729
                                                -----------       -----------       -----------       -----------
                                                -----------       -----------       -----------       -----------


                           MAVERICK RESTAURANT CORPORATION

                                    April 28, 1996


                                                          Historical
                                                -----------------------------
                                                                  Homestead
                                                  Maverick          West,
                                                 Restaurant       Inc. and           Pro Forma
                                                Corporation     Amagril, Inc.       Adjustments         Pro Forma
                                                -----------     -------------       -----------         ---------
Current liabilities:
    Current portion long-term debt             $    201,827            95,359           200,000 (d)       401,827
                                                                                        (95,359)(f)
    Notes payable                                         -           591,274          (591,274)(f)             -
    Current capital lease                            63,540                 -                 -            63,540
    Accounts payable                                550,134           417,854          (417,854)(f)       550,134
    Accrued liabilities                             387,512           218,683          (218,683)(f)       387,512
                                                -----------       -----------       -----------       -----------
           Total current liabilities              1,203,013         1,323,170        (1,123,170)        1,403,013

Long-term debt, less current portion                401,307           279,042         1,300,000 (e)     1,701,307
                                                                                       (279,042)(f)
Capital lease, less current portion               1,826,383                 -                 -         1,826,383
Deferred credit                                      23,629                 -                 -            23,629
                                                -----------       -----------       -----------       -----------
           Total liabilities                      3,454,332         1,602,212          (102,212)        4,954,332

Stockholders' equity (deficit)                    1,623,397          (220,486)          220,486 (g)     1,923,397
                                                                                        300,000 (h)
                                                -----------       -----------        -----------      -----------

           Total liabilities and stockholders'
             equity (deficit)                  $  5,077,729         1,381,726           418,274         6,877,729
                                                -----------       -----------       -----------       -----------
                                                -----------       -----------       -----------       -----------

                           MAVERICK RESTAURANT CORPORATION

                    PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                         For the Year Ended January 28, 1996


                                                          Historical
                                                -----------------------------
                                                                  Homestead
                                                  Maverick          West,
                                                 Restaurant       Inc. and           Pro Forma
                                                Corporation     Amagril, Inc.       Adjustments         Pro Forma
                                                -----------     -------------       -----------         ---------
Net sales                                      $ 10,668,573         5,444,612                 -        16,113,185
                                                -----------       -----------       -----------       -----------

Costs of goods sold                               3,359,662         2,015,677                 -         5,375,339
Operating expenses                                6,305,378         2,808,664                 -         9,114,042
Depreciation and amortization                       479,163           112,270            60,166 (i)       658,757
                                                                                          7,158 (j)
General and administrative expenses                 493,836           151,931                 -           645,767
                                                -----------       -----------       -----------       -----------
                Total costs and expenses         10,638,039         5,088,542            67,324        15,793,905
                                                -----------       -----------       -----------       -----------

                Operating income                     30,534           356,070           (67,324)          319,280
                                                -----------       -----------       -----------       -----------
Other income:
    Interest income                                  18,575             1,516                 -            20,091
    Interest expense                               (224,450)          (50,013)          (73,737)(k)      (348,200)
    Other income                                          -             9,978                 -             9,978
                                                -----------       -----------       -----------       -----------
                Total other income                 (205,875)          (38,519)          (73,737)         (318,131)
                                                -----------       -----------       -----------       -----------

Earnings (loss) before income taxes                (175,341)          317,551          (141,061)            1,149
Income taxes                                              -                 -                 -                 -
                                                -----------       -----------       -----------       -----------

                Net earnings (loss)            $   (175,341)          317,551          (141,061)            1,149
                                                -----------       -----------       -----------       -----------
                                                -----------       -----------       -----------       -----------

Net earnings (loss) per share                  $       (.03)                                                    -
                                                -----------                                           -----------
                                                -----------                                           -----------

Average common shares outstanding                 6,081,458                           1,000,000 (h)     7,081,458
                                                -----------                         -----------       -----------
                                                -----------                         -----------       -----------


                           MAVERICK RESTAURANT CORPORATION

                    PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                   For the Three-Month Period Ended April 28, 1996


                                                          Historical
                                                -----------------------------
                                                                  Homestead
                                                  Maverick          West,
                                                 Restaurant       Inc. and           Pro Forma
                                                Corporation     Amagril, Inc.       Adjustments         Pro Forma
                                                -----------     -------------       -----------         ---------
Net sales                                      $  2,762,316         1,444,624                 -         4,206,940
                                                -----------       -----------       -----------       -----------

Costs of goods sold                                 878,369           532,793                 -         1,411,162
Operating expenses                                1,669,202           739,974                 -         2,409,176
Depreciation and amortization                       134,067            50,469            15,041 (i)       178,965
                                                                                        (20,612)(j)
General and administrative expenses                 125,268            19,349                 -           144,617
                                                -----------       -----------       -----------       -----------
    Total costs and expenses                      2,806,906         1,342,585            (5,571)        4,143,920
                                                -----------       -----------       -----------       -----------

    Operating income (loss)                         (44,590)          102,039             5,571            63,020
                                                -----------       -----------       -----------       -----------

Other income:
    Interest income                                       -               455                 -               455
    Interest expense                                (61,143)          (21,290)           (9,647)(k)       (92,080)
                                                -----------       -----------       -----------       -----------
    Total other income                              (61,143)          (20,835)           (9,647)          (91,625)
                                                -----------       -----------       -----------       -----------

Earnings (loss) before income taxes                (105,733)           81,204            (4,076)          (28,605)
Income taxes                                              -                 -                 -                 -
                                                -----------       -----------       -----------       -----------

    Net earnings (loss)                      $     (105,733)           81,204            (4,076)          (28,605)
                                                -----------       -----------       -----------       -----------
                                                -----------       -----------       -----------       -----------

Net earnings (loss) per share                $         (.02)                                                    -
                                                -----------                                           -----------
                                                -----------                                           -----------

Average common shares outstanding                 6,081,458                           1,000,000 (h)     7,081,458
                                                -----------                         -----------       -----------
                                                -----------                         -----------       -----------


                           MAVERICK RESTAURANT CORPORATION

                       Notes to Pro Forma Financial Statements


NATURE OF TRANSACTION
Certain of the assets of the combined entity of Homestead West, Inc. and Amagril, Inc. were acquired by the Company through the issuance of 1,000,000 shares of common stock with an estimated fair value of $300,000 and payment of $1,500,000 in cash pursuant to an asset purchase agreement dated June 14, 1996. The cost of the acquisition has been allocated to the assets acquired based upon the Company's estimate of the fair value of such assets.

PRO FORMA ADJUSTMENTS:
    Adjustments to the pro forma balance sheet as of April 28, 1996 are as follows:

    (a)  To reflect net working capital and other assets not acquired.
    (b)  To reflect property and equipment acquired at estimated fair value.
    (c) To reflect the excess of cost of the acquisition over the fair value of the assets acquired which is recorded as goodwill.
    (d) To reflect the current portion of the borrowings incurred to effect the acquisition.
    (e) To reflect the long-term portion of the borrowings incurred to effect the acquisition.
    (f)  To reflect liabilities not assumed by the Company.
    (g)  To eliminate the deficit of Homestead West, Inc. and Amagril, Inc.
    (h) To reflect issuance of 1,000,000 shares of common stock by the Company used to finance the cost of the acquisition.

    Adjustments to the pro forma statement of operations for the year ended January 28, 1996 and three-month period ended April 28, 1996 are as follows:

    (i) To reflect amortization of goodwill over 15 years using the straight-line method.
    (j) To reflect depreciation and amortization of property and equipment based upon the cost assigned by the Company.
    (k) To reflect interest expense applicable to borrowings incurred to effect the acquisition.